Exhibit 10.7

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”) is made and entered into as of January 23, 2012, by and between Southern Star Central Corp., a Delaware corporation (“SSCC”), EFS-SSCC Holdings, L.L.C., a Delaware limited liability company (“Holdings”), (SSCC and Holdings collectively, the “Companies”), and MSIP Southern Star L.L.C., (“Service Provider”).

RECITALS:

A.

The Companies desire to avail themselves of the experience, sources of information, advice, assistance, and certain facilities of, or available to, the Service Provider.

B.

The Service Provider is willing to make available to the Companies its experience, sources of information, advice, assistance, and certain facilities.

THEREFORE, in consideration of the premises and the covenants contained herein, the parties hereto agree as follows:

AGREEMENTS:

1.

Services.  The Service Provider hereby agrees to render, through one or more of its employees or through such third parties as the Service Provider may engage, such service arrangements as may from time to time the Parties hereto may agree shall be necessary, desirable or appropriate to the Companies (such services referred to herein as the “Services”).  The Service Provider shall have the sole discretion and flexibility to choose which of its employees, agents and representatives and other third parties will render Services and when, subject to any reasonable request of the Companies, such Services will be rendered.  The Service Provider shall perform its functions and responsibilities at the authorization and direction of, and in accordance with the budget approved by, the Board of Directors of the Companies.  For the avoidance of doubt, nothing contained in this Agreement shall be construed so as to consider the Service provider as a lender to the Companies.

2.

Term.  The term of this Agreement shall continue until the date on which MSIP Southern Star L.L.C., or its successors, or any of their respective affiliates shall cease to own beneficially, directly or indirectly, any securities of Holdings or its respective successors.

3.

Termination.  Notwithstanding Section 2 hereof, the Companies shall be entitled to terminate this agreement upon the Service Provider’s material breach of its obligations under this Agreement, and the Service Provider’s failure to cure such breach within 60 days following receipt of notice from the Companies setting forth in reasonable detail the relevant conduct or failure.  For the avoidance of doubt, any termination of this Agreement shall be effective as to the Service Provider’s obligations hereunder to both SSCC and Holdings.

4.

Expenses.  The Service Provider shall be entitled to use the funds of the Companies or otherwise be reimbursed by the Companies for all expenditures reasonably incurred by or on behalf of the Service provider for or in the performance of its obligations under this Agreement, including, without limitation, any expenditures incurred as a result of internal charges of the Service Provider or any of its affiliates, provided that such internal charges are at rates that are not in excess of those customarily charged by a third party (“Service Provider Expenses”).  Reimbursement payments shall be made by the Companies to the Service Provider within thirty business days after receipt by the Companies of a statement (the “Expense Statement”) of the Service Provider’s reimbursable expenses.  All Expense Statements shall be subject to audit by the Companies during the term of this Agreement.

5.

Independent Relationship.  At all times during the term of this Agreement, the Service Provider is and shall be an independent contractor in providing the  Services hereunder, with the sole right to supervise, manage, operate, control, and direct the performance incident to such Services.  Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever as partners, joint venturers, employer, employee, principal, or agent for either the Companies or the Service Provider with respect to the indebtedness, liabilities, or obligations of each other or of any other person or entity.

6.

Liability of the Service Provider.  The Service Provider assumes no responsibility under this Agreement other than to perform the Services in good faith, and the Service Provider will not be responsible for any action of the Companies in following or declining to follow any advice or recommendation of the Service Provider.  The parties hereto recognize and agree that the effectiveness of the Services and the success of any actions undertaken by the Companies in response thereto are not guaranteed or warranted by the Service Provider in any respect whatsoever.

7.

Indemnification.  The Companies jointly and severally shall indemnify and hold harmless each of the Service Provider, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any, employees, agents and representatives (the Service Provider, its affiliates, and such other specified persons being collectively referred to as “Indemnified Persons,” and individually as an “Indemnified Person”) from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person’s negligence and reasonable fees and disbursements of the respective Indemnified Person’s counsel) which (a) are related to or arise out of (i) actions taken or omitted to be taken (including, without limitation, any untrue statements made or any statements omitted to be made) by any of the Companies or (ii) actions taken or omitted to be taken by an Indemnified Person with any Companies’ consent or in conformity with any Companies’ instructions or any Companies’ actions or omissions or (b) are otherwise related to or arise out of the Service Provider’s engagement, and will reimburse each Indemnified Person for all costs and expenses, including, without limitation, fees and disbursements of any Indemnified Person’s counsel, as they are incurred, in connection with investigating, preparing for, defending or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with the Service Provider’s acting pursuant to the Service Provider’s engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom.  None of the Companies will, however, be responsible for any claims, liabilities, losses, damages or expenses pursuant to clause (b) of the preceding sentence that have resulted primarily from the Service Provider’s bad faith, gross negligence or willful misconduct.  The Companies also agree that neither the Service Provider nor any other Indemnified Person shall have any liability to the Companies for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by the Companies that have resulted primarily from the Service Provider’s bad faith, willful misfeasance, gross negligence, or reckless disregard of its duties.  The Companies further agree that neither of them will, without the prior written consent of the Service Provider, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Service Provider and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.  EACH OF THE COMPANIES HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF THE SERVICE PROVIDER OR ANY OTHER INDEMNIFIED PERSON.

The foregoing right to indemnity shall be in addition to any rights that the Service Provider and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement.  Each of the Companies hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against the Service Provider or any other Indemnified Person.

It is understood that, in connection with the Service Provider’s engagement, the Service Provider may also be engaged to act for the Companies in one or more additional capacities, and that the terms of this engagement or any such additional engagement(s) may be embodied in one or more separate written agreements.  This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

Each of the Companies further understands and agrees that if the Service Provider is asked to act for the Companies in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

Notwithstanding anything contained herein, the provisions of this section shall survive any termination of this Agreement.

8.

Confidential Information.  The Service Provider acknowledges that certain information which may be disclosed either directly or indirectly to the Service Provider by the Companies in connection with the services hereunder is confidential, proprietary, and non-public (the “Confidential Information”), and, in an effort to maintain the confidential, proprietary, and non-public character thereof, Service Provider shall hold such information in strict confidence, unless compelled to disclose by law, regulation, stock exchange rules or by any judicial, regulatory, supervisory or administrative process or by other requirements of law and save that the Service Provider may disclose Confidential Information to its affiliates and its and their employees, directors, officers and partners who need to know such information in connection with the provision of the Services by the Service Provider hereunder (to the extent that the Service Provider discloses Confidential Information to such parties, its “Representatives”). Notwithstanding the foregoing, the following will not constitute Confidential Information for the purposes of this agreement: (a) such information that is or becomes generally available to the public (other than as a result of disclosure by the Service Provider in breach of this agreement) or, (b) the Service Provider can establish that such information:  (i) was within its possession or the possession of its Representatives prior to its being furnished to the Service Provider or its Representatives by or on behalf of the Companies on or after the date of this agreement, (ii) became available to the Service Provider or its Representatives from a source other than the Companies, provided that such source is not known to the Service Provider to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Companies or (iii) is independently developed by the Service Provider or its Representatives without the use of any Confidential Information.

9.

Other Business Activities.  The Companies understand that the Service Provider may perform services for other entities similar to those performed hereunder.  Nothing in this Agreement shall restrict or limit the right of the Service Provider, the Companies, or their respective affiliates or associates to engage in whatever activities they choose, whether or not competitive with matters covered by this Agreement, and none of them shall, as a result of this Agreement, incur any obligation to offer any interest in such activities to any party hereto.

10.

Notices.  Notices, demands, payments, reports, and correspondence shall be addressed to either party hereto at the address for such party set forth below the signature of such party hereto or such other places as may from time to time be designated in writing to the other party.  Any notice given by personal delivery, by United States mail, facsimile, electronic mail, telegram or cable shall be effective upon receipt.

11.

Governing Law.  This Agreement is being executed and delivered and is intended to be performed in the State of New York and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation of the provisions hereof.

12.

Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

13.

Counterparts.  This Agreement may be executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which constitute, collectively, one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

14.

Amendment.  No modification or amendment of any of the terms, conditions, or provisions hereof may be made otherwise than by written agreement signed by the parties hereto.  It is mutually understood and agreed that this Agreement shall and hereby does terminate, cancel, and supersede any and all other negotiations, understandings, and written and verbal agreements relating to the subject matter hereof between the parties hereto, if any.

15.

Assignment.  This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than with respect to the rights and obligations of the Service Provider, which may be assigned to any one or more of its affiliates) by any of the parties without the prior written consent of the other parties; provided, further, that such consent of the other parties shall not be unreasonably withheld or delayed.

16.

17.

Headings.  The various titles of the paragraphs, captions, headings, and arrangements herein are used solely for convenience, shall not be used for interpreting or construing any word, clause, paragraph, or subparagraph of this Agreement, and do not in any way affect, limit, amplify, or modify the terms hereof.

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IN WITNESS WHEREOF, this Agreement has been fully executed as of the date indicated above.

SOUTHERN STAR CENTRAL CORP.

By:

/s/ Susanne W. Harris

Name:  Susanne W. Harris
Title:  Vice President

Address:

4700 Highway 56

Owensboro, KY  42301

Phone:  (270) 852-5000

Fax:  (270) 852-5010

EFS-SSCC HOLDINGS, L.L.C.

By:  Aircraft Services Corporation

By:

/s/ Tyson Yates

Name:    Tyson Yates
Title:

Address:

800 Long Ridge Road

Stamford, CT  06927

Attn:  Manager of Operations

Phone:  (203) 357-3710

Fax:  (203) 961-5861

By:  MSIP Southern Star L.L.C.

By:

/s/ John Veech

Name:   John Veech
Title:

Address:

MSIP SOUTHERN STAR L.L.C.

By:

/s/ John Watt

Name:   John Watt
Title:

Address:

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